UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On May 1, 2007, Harris Stratex Networks, Inc. (“Harris Stratex”) held an earnings call. In response to an analyst’s question regarding the projected revenue spread for fiscal year 2008, management stated that the projected fiscal year revenue spread would be 30%-40% in first half of the fiscal year and 60%-70% in the second half of fiscal year 2008. In follow-up calls with analysts, management corrected its prior statement by clarifying that the revenue spread for fiscal year 2008 is expected to be approximately 45% in the first half of the fiscal year and 55% in the second half.
     Safe Harbor
     The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal” and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the failure to obtain and retain expected synergies from the merger;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability to minimize the disruption of the merger and related integration on direct and indirect sales channels;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality or market acceptance of planned products;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales; and

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	pricing pressure on Harris Stratex Networks products and services.
     For more information regarding the risks and uncertainties of the microwave communications business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in the proxy statement/prospectus included in the Company’s registration statement on Form S-4, as amended, as well as other reports filed by Harris Stratex Networks with the U.S. Securities and Exchange Commission from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Sarah A. Dudash
	Name:	Sarah A. Dudash
	Title:	Chief Financial Officer

Date: May 2, 2007